Exhibit 4.2

                        JONES UNITED KINGDOM FUND, LTD.

               AMENDMENT NO. 1 TO LIMITED PARTNERSHIP AGREEMENT


               This Amendment No. 1 to the Limited Partnership Agreement (the "Partnership Agreement") of Jones United Kingdom Fund, Ltd., a Colorado limited partnership (the "Partnership") is made and entered into as of October 20, 1992, by and among Jones Global Funds, Inc., a Colorado corporation, as general partner (hereinafter called the "General Partner") and the limited partners of the Partnership and such additional limited partners as may hereafter be admitted to the Partnership (hereinafter individually called
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"Limited Partnership" or collectively called "Limited Partners.")

               In consideration of the mutual promises contained herein, the parties agree as follows with such changes or variations thereof as may be convenient or necessary to comply with law:

               Section 3.2(i) of the Partnership Agreement is hereby amended in its entirety to read as follows:

               (i) Limited Partners shall at all times have access to the records of the Partnership and may inspect and copy any of them; provided, however, that the General Partner may restrict access to its trade secrets made available to the Partnership. An alphabetical list of the names, addresses and business telephone numbers of the limited partners of the Partnership along with the number of limited partnership interests held by each of them (the "Partnership List") shall be maintained as part of the books and records of the Partnership and shall be available for inspection by any Limited Partner or its designated agent at the home office of the Partnership upon the request of the Limited Partner. The Partnership List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Partnership List shall be mailed to any Limited Partner requesting the Partnership List within ten days of the request. The copy of the Partnership List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Partnership List include, without limitation, matters relating to Limited Partners' voting rights under this Agreement and the exercise of Limited Partners' rights under federal proxy laws. If the General Partner of the Partnership neglects or refuses to exhibit, produce or mail a copy of the Partnership List as requested, the General Partner shall be liable to any Limited Partner requesting the list for the cost, including attorneys' fees, incurred by the Limited Partner for compelling the production of the Partnership List, and for actual damages suffered by any Limited Partner by reason of such refusal or neglect. It shall be a defense of the General Partner that the actual purpose and reason for the request for inspection or for a copy of the Partnership List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partner may require the Limited Partner requesting the Partnership List to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Partnership. The remedies provided to Limited Partners requesting copies of the Partnership List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law, or the law of any state."


                                       JONES GLOBAL FUNDS, INC., a
                                       Colorado corporation, as
                                       General Partner
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                                       By /s/ Patrick J. Lombardi
                                          -------------------------
                                          Patrick J. Lombardi
                                          Group Vice President


                                       The Limited Partners


                                       By:   Jones Global Funds, Inc.,  as
                                             attorney-in-fact pursuant to
                                             Article 8 of the Limited
                                             Partnership Agreement


                                             By:    /s/ Patrick J. Lombardi
                                                   -------------------------
                                                   Patrick J. Lombardi
                                                   Group Vice President